UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant  ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12
BEACON ROOFING SUPPLY, INC.
(Name of Registrant as Specified In Its Charter)
QXO, INC.
BRAD JACOBS
IHSAN ESSAID
MATT FASSLER
MARK MANDUCA
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On February 10, 2025, QXO, Inc. issued the following press release:
With No Competing Offers, Beacon Roofing’s Board Stalls and Misleads
Beacon Insiders Recently Sold Shares Well Below Offer Price, Undermining Beacon’s Case Against QXO
QXO Calls on Beacon Roofing to Let Shareholders Decide on QXO’s $124.25 All-Cash Offer

GREENWICH, Conn., February 10, 2025 – QXO, Inc. (NYSE: QXO) today released a letter to Beacon Roofing Supply, Inc. (Nasdaq: BECN) shareholders regarding its $124.25 per share all-cash offer, addressing misrepresentations in Beacon’s recent 14D-9 filing.

Dear Beacon Shareholders,

We seek to set the record straight on some of the numerous misleading statements in Beacon’s recent communications.

1.	QXO’s Offer to Acquire Beacon Roofing Supply is Highly Compelling and at a Significant Premium to Beacon’s Unaffected Share Price

In evaluating QXO’s offer, Beacon conveniently ignores that its share price reflects our acquisition interest following the Wall Street Journal’s November 18, 2024 report. That day, Beacon’s stock rose 9.9%, compared to a 0.4% increase in the S&P 500. Yet, Beacon compares QXO’s offer to share price metrics as of January 14, 2025—a misleading approach that distorts expectations of Beacon’s standalone value.

A more appropriate analysis shows that QXO’s offer represents:
•	A 37% premium to Beacon’s 90-day unaffected VWAP of $91.02 per share as of November 15, 2024;
•	A 26% premium to Beacon’s unaffected spot price of $98.75 per share as of November 15, 2024; and
•	A higher price than Beacon’s stock has ever traded.

Indeed, Beacon acknowledges that November 15, 2024 is a significant date, referencing stock performance “from January 2, 2020 to November 15, 2024 (the last trading day before rumors surfaced).”

Moreover, since November 15, 2024, Beacon’s Building Products Proxy Peers have lost 10.5% in value1, making QXO’s offer even more compelling:
•	A 41% premium to an implied spot share price of $88.42; and
•	A 52% premium to the peer-adjusted 90-day VWAP of $81.50[2].

1 Market data as of February 7, 2025. Average of building products subset of the peer list presented in Beacon’s April 2024 Proxy Statement; includes: Builders FirstSource, Boise Cascade, GMS, Pool Corp, SiteOne, WATSCO, Wesco (“Building Products Proxy Peers”)

2 Based on Beacon’s unaffected share price as of November 15, 2024 and the average share price performance since November 15, 2024 for the Building Products Proxy Peers

2.	Data Indicates that Beacon Will Miss its Margin Targets. The Board’s Claim of Strong Performance is Flawed

Beacon’s Board touts cherry-picked historical performance, painting a misleading picture of its track record. Consensus analysts’ estimates indicate that Beacon will miss all margin targets under its “Ambition 2025” plan. Further, Beacon’s revenue growth largely stems from extraordinary inflation and inorganic growth between 2022 and 2024. From 2019 through LTM September 2024, Beacon’s 7.7% revenue CAGR is the lowest of its peer group and well below the peer median of 12.1%3.

Despite setting unambitious “Ambition 2025” targets, consensus analysts’ estimates indicate that Beacon will:
•	Miss its 2025 Gross Margin target by 130 basis points;
•	Miss its 2025 EBITDA Margin target by 114 basis points; and
•	Deliver EBITDA margins 20bps lower in 2025 than when the “Ambition 2025” plan was introduced[4].

Furthermore, Beacon’s claims of superior stock performance are easily debunked. Over the past five years, Beacon’s total shareholder return has trailed its Building Products Proxy Peers by 86% and trailed those peers by 140% since CEO Julian Francis took over as CEO in August 20195.

3.	QXO’s Offer Represents a 3.0x Premium to Beacon’s Historical Multiple

Beacon’s lackluster operational performance and relative share price underperformance are reflected in its enterprise value to next-twelve-months EBITDA multiple, which has remained rangebound at an average of 8.1x over the past three years. Meanwhile, its valuation gap relative to its Building Products Proxy Peers widened by 1.3x6 over the same period.

3 Reported revenues for Beacon and Building Products Proxy Peers

4 Based on median 2025E Wall Street research estimates, sourced from Capital IQ as of February 7, 2025

5 Market data as of November 15, 2024. Total shareholder return reflects stock price performance adjusted for cash dividends paid, stock splits, rights offerings and spin-offs during the period

6 As per Capital IQ as of November 15, 2024

Since Beacon has not closed the valuation multiple gap despite implementing “Ambition 2025,” reporting supposedly strong results  and stock markets nearing all-time highs, we urge shareholders to decide if the current management and Board are the right team to create value for shareholders. QXO’s proposal provides a 3.0x premium to Beacon’s average historical next-twelve-months EBITDA multiple7, providing substantial immediate cash-certain value to shareholders.

4.	If Beacon is Truly Confident in its Future, it Should Release its Projections Today

Beacon’s upcoming financial projections for its March Investor Day warrant skepticism. Management itself acknowledged in its filings that its upcoming 2028 targets are “ambitious,” implying they may not be realistic. Beacon has already fallen short of some “Ambition 2025” goals. Adding to the skepticism, its decision to announce the Investor Day came only days after QXO disclosed its plan to go directly to shareholders.

Further, these newly constructed projections will not be revealed for another month—more than three months after Beacon’s Board first rejected QXO‘s offer. Why the delay? What is Beacon formulating in the interim? If the company had strong, credible projections, there would be no reason for such a drawn-out disclosure process.

5.	Actions Speak Louder than Words: Beacon Insiders Recently Sold Shares at Prices Far Below QXO’s Offer

Since early 2024, Beacon’s Chairman and CEO have sold a significant percentage of their shares at prices well below QXO’s $124.25 per share offer:
•	Chairman Stuart Randle sold 20.9% of his shares at $94.80[8];
•	CEO Julian Francis sold 9.8% of his shares at $97.91[9];
•	CD&R, arguably the most sophisticated financial sponsor in the distribution space, exited its position in Beacon at $83.16 per share.

If Beacon’s future is so bright under current management, why are insiders selling shares sharply below QXO’s offer price?

7 As of November 15, 2024; next-twelve-months EBITDA calculated using calendarized annual broker EBITDA estimates for Beacon

8 As per Mr. Randle’s Form 4 filed with the SEC on May 28, 2024. According to Mr. Randle’s Form 4, this sale was not made pursuant to a Rule 10b5-1 plan or to pay any exercise price or tax liability incident to the receipt, exercise or vesting of equity awards

9 As per Mr. Francis’s Form 4 filed with the SEC on May 22, 2024. According to Mr. Francis’s Form 4, this sale was not made pursuant to a Rule 10b5-1 plan or to pay any exercise price or tax liability incident to the receipt, exercise or vesting of equity awards

Additionally, Beacon’s Board and management collectively own only 1.3% of outstanding10 shares, signaling a lack of alignment with shareholder interests and demonstrating their lack of confidence in Beacon’s standalone prospects.

6.	Beacon’s Own Filings Suggest that No Actionable Competing Offer Exists

Beacon’s recent filings indicate no viable third-party alternative to QXO’s premium offer. Beacon’s 14D-9 filing has not disclosed any competing offers, or even a single NDA being signed.

Interestingly, on December 2, 2024, representatives of J.P. Morgan explicitly informed representatives of Morgan Stanley that they had been authorized to approach other potential suitors for Beacon. QXO’s letter to Beacon sent on the following day stated this clearly, yet Beacon made no effort to dispute this until two months later, on February 6, 2025.

QXO’s offer is clear, compelling and in shareholders’ best interest. It is time for Beacon’s Board to stop obstructing shareholders and let them decide their own financial future.

QXO’s tender offer for all of Beacon’s outstanding common stock will be effective until 12:00 midnight (New York City time) at the end of February 24, 2025, and QXO is prepared to complete the acquisition shortly after the tender expires, subject to the terms of the offer. The transaction is not subject to any financing conditions or due diligence conditions, and QXO expects that the waiting periods under the Hart-Scott-Rodino Act and the Canadian Competition Act will have expired or been waived by the time the tender offer expires.

Advisors

Morgan Stanley & Co. LLC is acting as lead financial advisor to QXO, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel.

About QXO

QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The company provides consulting and professional services, including specialized programming, training and technical support, and develops proprietary software. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.

10 As per Schedule 14D-9 filed with the SEC on February 6, 2025

Forward-Looking Statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets, goals, regulatory approval timing and nominating directors are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Such factors include but are not limited to: the ultimate outcome of any possible transaction between QXO, Inc. (“QXO”) and Beacon Roofing Supply, Inc. (“Beacon”), including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those proposed; uncertainties as to whether Beacon will cooperate with QXO regarding the proposed transaction; the ultimate result should QXO commence a proxy contest for election of directors to Beacon’s board of directors; QXO’s ability to consummate the proposed transaction with Beacon; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; QXO’s ability to finance the proposed transaction; the substantial indebtedness QXO expects to incur in connection with the proposed transaction and the need to generate sufficient cash flows to service and repay such debt; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; QXO’s ability to retain certain key employees; and general economic conditions that are less favorable than expected. QXO cautions that forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO does not assume any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Important Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Beacon securities. QXO and Queen MergerCo, Inc. (the “Purchaser”) filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) on January 27, 2025, and Beacon filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC on February 6, 2025. Investors and security holders are urged to carefully read the Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) and the Solicitation/Recommendation Statement, as these materials contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials are filed with the SEC, and investors and security holders may obtain a free copy of these materials and other documents filed by QXO and Beacon with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that QXO and the Purchaser file with the SEC will be made available to all investors and security holders of Beacon free of charge from the information agent for the tender offer: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll-free telephone: +1 (888) 750-5834.

QXO and the other participants intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of Beacon. QXO strongly advises all stockholders of Beacon to read the preliminary proxy statement, any amendments or supplements to such proxy statement, and other proxy materials filed by QXO with the SEC as they become available because they will contain important information. Such proxy materials will be available at no charge on the SEC’s website at www.sec.gov and at QXO’s website at investors.qxo.com. In addition, the participants in this proxy solicitation will provide copies of the proxy statement, and other relevant documents, without charge, when available, upon request. Requests for copies should be directed to the participants’ proxy solicitor.

Certain Information Concerning the Participants

The participants in the proxy solicitation are anticipated to be QXO, Brad Jacobs, Ihsan Essaid, Matt Fassler, Mark Manduca and the individuals nominated by QXO (the “QXO Nominees”). QXO expects to determine and announce the QXO Nominees prior to the nomination deadline for the 2025 annual meeting of stockholders of Beacon. As of the date of this communication, other than 100 shares of common stock of Beacon beneficially owned by QXO, none of the participants who have been identified has any direct or indirect interest, by security holdings or otherwise, in Beacon.

Media Contacts
Joe Checkler
joe.checkler@qxo.com
203-609-9650

Steve Lipin / Lauren Odell
Gladstone Place Partners
212-230-5930

Investor Contacts
Mark Manduca
mark.manduca@qxo.com
203-321-3889

Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
212-750-5833